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                                                                  EXHIBIT 12(b)

I, Elizabeth M. Forget, President and I, Peter Duffy, Chief Financial Officer and Treasurer of the Capital Appreciation Fund (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the SecuritiesExchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:   /s/ Elizabeth M. Forget
      -------------------------
      Elizabeth M. Forget
      President

By:   /s/ Peter Duffy
      -------------------------
      Peter Duffy
      Chief Financial Officer
      and Treasurer

Date: February 24, 2006